Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Second Quarter 2023 Financial Results
and Updated Full Year 2023 Financial Guidance

San Diego, August 3, 2023 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended June 30, 2023 and updated its financial guidance for the year ending December 31, 2023.

Second Quarter and Recent Highlights

•Worldwide installed base increased 16 percent to approximately 437,000 in-warranty customers compared to the second quarter 2022.
•Commenced U.S. launch of Tandem Source, a data management application designed to be a centralized digital ecosystem for customers and healthcare providers worldwide.
•Enrolled first participant in pivotal study for people living with type 2 diabetes using Control-IQ technology.
•Received U.S. Food and Drug Administration clearance for Tandem Mobi, the world’s smallest durable insulin delivery system.
•$507.2 million in cash, cash equivalents & short-term investments as of June 30, 2023.

“In the second quarter, we demonstrated exceptional progress with our new technology innovations, while driving operational improvements throughout our business and achieving sales expectations,” said John Sheridan, president and chief executive officer. “We are navigating 2023 to position Tandem for future growth and long-term success by delivering on the most exciting portfolio in insulin therapy management, while furthering our mission to offer choice and simplified solutions to improve the lives of people with diabetes.”

Exhibit 99.1
Second Quarter 2023 Financial Results Compared to 2022

In September 2022, the Company began offering the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform, Tandem Mobi, for a fee when available. As a result of this program, and as previously announced, the Company is providing select financial results for both GAAP and non-GAAP. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in this press release.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
$ in millions	2023	2023	2022	2023	2023	2022
	GAAP	Non-GAAP	GAAP	GAAP	Non-GAAP	GAAP
Pump Shipments
United States	18,964	N/A	20,818	35,967	N/A	39,476
Outside United States	10,530	N/A	11,296	16,582	N/A	20,733
Total Worldwide	29,494	N/A	32,114	52,549	N/A	60,209

Sales
United States	$142.5	$144.8	$145.7	$273.7	$278.1	$277.0
Outside United States	53.4	53.4	54.6	91.6	91.6	99.2
Total Worldwide	$195.9	$198.2	$200.3	$365.3	$369.7	$376.2

•Gross profit: GAAP gross profit was $101.7 million, compared to $101.9 million. GAAP gross margin was 52 percent, compared to 51 percent.

Non-GAAP gross profit(1) was $104.0 million. Non-GAAP gross margin(1) was 52 percent.

•Operating income (loss): GAAP operating loss totaled $38.8 million, or negative 20 percent of sales, compared to operating loss of $12.2 million, or negative 6 percent of sales.

Non-GAAP operating loss(1) totaled $22.4 million, or negative 11 percent of sales.

Adjusted EBITDA(1) was $5.3 million, or 3 percent of sales, compared to $11.4 million, or 6 percent of sales.

•Net income (loss): GAAP net loss(1) was $35.8 million, compared to net loss of $15.1 million.

Non-GAAP net loss(1) was $19.4 million.

See tables for additional financial information.

2023 Financial Guidance

“The upcoming addition of four new offerings to our portfolio sets a path for renewed momentum as we bring the benefits of Tandem technology to more people living with diabetes worldwide,” said Leigh Vosseller, executive vice president and chief financial officer. “In the near-term, we anticipate that our measured rate of market releases has the potential for disruption and reduced sales visibility. We are resetting our guidance to provide our minimum sales expectation for the remainder of the year, while focusing on driving the success of our new offerings and operational efficiencies across the business.”

Exhibit 99.1
For the year ending December 31, 2023, the Company is updating its 2023 financial guidance as follows:

•Non-GAAP sales(1) are estimated to be at least $785 million with sales in third quarter of at least $190 million.
▪Sales inside the United States of at least $575 million with sales in the third quarter of at least $135 million.
▪Sales outside the United States of at least $210 million with sales in the third quarter of at least $55 million.
•Non-GAAP gross margin(1) is estimated to be approximately 51 percent.
•Adjusted EBITDA margin(1) is estimated to be at least breakeven as a percent of sales.
▪Includes approximately 3 percent from the impact of operating costs associated with the acquisitions of Capillary Biomedical and AMF Medical.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $110 million. This includes:
▪Approximately $95 million non-cash, stock-based compensation expense.
▪Approximately $15 million depreciation and amortization expense.
(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. Such deferrals will be recognized on a customer-by-customer basis following the commercial launch of the Company’s new hardware platform, Tandem Mobi. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate. Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility is automatic and no election is necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. An affirmative election is only required when the new hardware platform, Tandem Mobi, is commercially available, at which time any customer fees will be received and recognized as a sale.
•The expiration date of Tandem Choice is December 31, 2024.
Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Exhibit 99.1
Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIb61cfe435b0f43f5a67b990141f26d3d) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company headquartered in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and #TandemDiabetes.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals for this year, including the launch of multiple new products. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; risks associated with the regulatory approval process for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete, less desirable; or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(Unaudited)
	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$507,246	$616,901
Accounts receivable, net	98,714	114,717
Inventories	147,599	111,117
Other current assets	10,745	7,241
Total current assets	764,304	849,976

Property and equipment, net	73,752	68,552
Operating lease right-of-use assets	91,054	110,626
Other long-term assets	17,566	23,631
Total assets	$946,676	$1,052,785

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$105,673	$104,007
Operating lease liabilities	17,757	13,121
Deferred revenue	23,401	18,837
Other current liabilities	27,824	29,325
Total current liabilities	174,655	165,290

Convertible senior notes, net - long-term	284,128	283,232
Operating lease liabilities - long-term	118,400	123,524
Deferred revenue - long-term	15,305	16,874
Other long-term liabilities	24,954	23,918
Total liabilities	617,442	612,838

Total stockholders’ equity	329,234	439,947
Total liabilities and stockholders’ equity	$946,676	$1,052,785

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales	$195,917	$200,262	$365,300	$376,169
Cost of sales	94,182	98,316	180,658	183,130
Gross profit	101,735	101,946	184,642	193,039
Operating expenses:
Selling, general and administrative	97,610	80,614	187,424	153,885
Research and development	42,933	33,571	85,093	66,731
Acquired in-process research and development expenses	—	—	78,750	—
Total operating expenses	140,543	114,185	351,267	220,616
Operating loss	(38,808)	(12,239)	(166,625)	(27,577)
Total other income (expense), net	4,179	(711)	8,410	(1,812)
Loss before income taxes	(34,629)	(12,950)	(158,215)	(29,389)
Income tax expense	1,146	2,106	1,433	382
Net loss	$(35,775)	$(15,056)	$(159,648)	$(29,771)

Net loss per share - basic	$(0.55)	$(0.23)	$(2.47)	$(0.47)
Net loss per share - diluted	$(0.55)	$(0.24)	$(2.47)	$(0.47)

Weighted average shares used to compute basic and net loss per share	64,830	64,077	64,690	63,979
Weighted average shares used to compute diluted net loss per share	64,830	64,078	64,690	63,980

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)
(Unaudited)

($'s in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
United States:
Pump	$74,360	$81,656	(9)%	$140,816	$155,153	(9)%
Supplies and other	70,450	64,011	10%	137,259	121,797	13%
Deferral for Tandem Choice	(2,309)	—	—%	(4,332)	—	—%
Total GAAP Sales in the United States	$142,501	$145,667	(2)%	$273,743	$276,950	(1)%
Adjustment for Tandem Choice	2,309	—	—%	4,332	—	—%
Total Non-GAAP Sales in the United States	$144,810	$145,667	(1)%	$278,075	$276,950	—%

Outside the United States:
Pump	$27,317	$25,798	6%	$45,563	$48,130	(5)%
Supplies and other	26,099	28,797	(9)%	45,994	51,089	(10)%
Total Sales Outside the United States	$53,416	$54,595	(2)%	$91,557	$99,219	(8)%

Total GAAP Worldwide Sales	$195,917	$200,262	(2)%	$365,300	$376,169	(3)%
Adjustment for Tandem Choice	2,309	—	—%	4,332	—	—%
Total Non-GAAP Worldwide Sales	$198,226	$200,262	(1)%	$369,632	$376,169	(2)%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS
Table D

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Pumps Shipped:
United States	18,964	20,818	(9)%	35,967	39,476	(9)%
Outside the United States	10,530	11,296	(7)%	16,582	20,733	(20)%
Total Pumps Shipped	29,494	32,114	(8)%	52,549	60,209	(13)%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP sales	$195,917	$200,262	$365,300	$376,169
Adjustment for Tandem Choice (1)	2,309	—	4,332	—
Non-GAAP sales	$198,226	$200,262	$369,632	$376,169

GAAP gross profit	$101,735	$101,946	$184,642	$193,039
Adjustment for Tandem Choice(1)	2,309	—	4,332	—
Non-GAAP gross profit	$104,044	$101,946	$188,974	$193,039
Non-GAAP gross margin(2)	52%	51%	51%	51%

GAAP operating loss	$(38,808)	$(12,239)	$(166,625)	$(27,577)
Acquired in-process research and development(3)	—	—	78,750	—
Non-recurring facility consolidation costs(4)	14,099	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	2,309	—	4,332	—
Non-GAAP operating loss	$(22,400)	$(12,239)	$(66,764)	$(27,577)
Non-GAAP operating margin(2)	(11)%	(6)%	(18)%	(7)%

GAAP net loss	$(35,775)	$(15,056)	$(159,648)	$(29,771)
Income tax expense	1,146	2,106	1,433	382
Interest income and other, net	(5,784)	(826)	(11,649)	(1,241)
Interest expense	1,605	1,537	3,239	3,053
Depreciation and amortization	4,265	3,553	7,661	7,181
Stock-based compensation expense	23,400	20,131	44,205	38,241
Acquired in-process research and development(3)	—	—	78,750	—
Non-recurring facility consolidation costs(4)	14,099	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	2,309	—	4,332	—
Adjusted EBITDA	$5,265	$11,445	$(14,898)	$17,845
Adjusted EBITDA margin(2)	3%	6%	(4)%	5%

GAAP net loss	$(35,775)	$(15,056)	$(159,648)	$(29,771)
Acquired in-process research and development(3)	—	—	78,750	—
Non-recurring facility consolidation costs(4)	14,099	—	14,099	—
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	2,309	—	4,332	—
Non-GAAP net loss	$(19,367)	$(15,056)	$(59,787)	$(29,771)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(3) The Company recorded a $78.8 million charge representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses.
(4) The Company recorded $14.1 million of facility consolidation costs related to our Vista Sorrento lease in San Diego, California.